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Exhibit 23.2

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of General Instrument Corporation on Form S-8 of our reports dated February 9, 1999, appearing in the Annual Report on Form 10-K of General Instrument Corporation for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey
August 18, 1999